Exhibit (r)(2)

FELICITAS GLOBAL PARTNERS, LLC

CODE OF ETHICS

Current as of December 2025

65 North Raymond Avenue, Suite 315, Pasadena, CA 91103 | Telephone: 310.461.8990

This Code of Ethics is the property of Felicitas Global Partners, LLC (referred to herein as the “Company” or “Firm”) and must be returned to the Company if your employment or association with the Company is terminated for any reason. The contents of this Code of Ethics are confidential, and should not be revealed to third parties.

I.	CODE OF ETHICS	3

A.	Introduction	3

B.	Standards of Conduct	4

C.	Prohibition against Insider Trading	6

D.	Personal Securities Transactions	13

E.	Conflicts of Interest	17

F.	Confidentiality and Privacy Policies	19

EXHIBIT A	Employee Annual Acknowledgement Form

EXHIBIT B	Outside Activities of Current Employees

EXHIBIT C	Brokerage Accounts Disclosure Form

EXHIBIT D	Employee Securities Holding Report

EXHIBIT E	Employee Quarterly Transaction Report

EXHIBIT F	Restricted List – Addition Form

EXHIBIT G	Restricted List – Deletion Form

EXHIBIT H	Request for Pre-clearance of Personal Securities Trade

EXHIBIT I	Paid Consultant or Expert Network Pre-Approval Form

Note: The forms contained in the appendices and exhibits in this Code of Ethics, such as the acknowledgements and attestations, are template forms. The information solicited on those forms will be collected through the IQ-EQ Compliance Portal (the “Compliance Portal”), an online financial regulatory compliance solution, which the Firm uses for the management of its compliance program.

I.	CODE OF ETHICS

A.	Introduction

1.	Purpose

The Company has adopted the policies and procedures described in this section of the Code of Ethics (the “Code of Ethics” or “Code”) in an effort to maintain a policy of strict compliance with the highest standards of ethical business conduct and the provisions of applicable laws, including state and federal securities laws and regulations. In particular, Rule 204A-1 (the “Rule”) under the Investment Advisers Act of 1940, as amended, requires the Company to adopt a code of ethics containing provisions reasonably necessary to prevent Access Persons (as defined below) from engaging in any act, practice or course of business prohibited by the Rule.

“Access Person” means (i) all management personnel (officers, directors and partners) of the Company, and (ii) any other Employee of the Company who has access to information regarding the purchase or sale of securities by the Company or the portfolio holdings of any of its Clients, or who is involved in making recommendations with respect to purchases or sales of securities. The Company does not have sufficient physical or electronic barriers in place to prevent all Employees from accessing information regarding the purchase or sale of securities by the Company or the portfolio holdings of any of its Clients. As a result, the Company treats all Employees as Access Persons for the purpose of this Code.

This Code is predicated on the principle that the Company owes a fiduciary duty to its Clients. Every fiduciary has the duty and a responsibility to act in the utmost good faith and in the best interests of the Client and to always place the Client’s interests first and foremost. Accordingly, the Company’s Employees must avoid activities, interests and relationships that run contrary (or appear to run contrary) to the best interests of Clients.

In addition, this Code of Ethics has been adopted to ensure that Employees who have knowledge of the portfolio transactions will not be able to act thereon to the disadvantage of the Company or its Clients. It is the responsibility of each Employee to understand the various laws applicable to such Employee and to conduct personal securities transactions in a manner that does not interfere with the transactions of the Company or its Clients, or otherwise take unfair advantage of the Company or its Clients.m

The Code does not address every possible situation that may arise. Consequently, every Employee is responsible for exercising good judgment, applying ethical principles, and bringing violations or potential violations of the Code of Ethics to the attention of the CCO. Any questions regarding the Company’s Code of Ethics should be referred to the CCO.

2.	Administration of Code

The CCO shall be responsible for all aspects of administering and all interpretive issues arising under this Code. The CCO is responsible for considering any requests for exceptions to, or exemptions from, the Code. Any exceptions to, or exemptions from, the Code shall be subject to such additional procedures, reviews, and reporting as may be deemed appropriate by the CCO.

3.	Recordkeeping Requirements

The Company shall maintain the following records at its principal place of business:

•	a copy of each Code in effect during the past five years;
•	a record of any violation of the Code and any action taken as a result of the violation for at least five years after the end of the fiscal year in which the violation occurs;
•	a copy of each personal trading report required by this Code;
•	a record of all persons required to make reports currently and during the past five years;
•	a record of all persons who are or were responsible for reviewing these reports during the past five years; and
•	a record of any decision (and the reasons supporting such decision) to approve any person’s purchase of securities in an initial public offering or private placement, for at least five years after approval.

Please see Section VI.A. for more information on the Company’s recordkeeping requirements.

4.	Condition of Employment or Service with the Company

This Code of Ethics applies to each Employee of the Company. Employees shall read and understand this Code and uphold the standards of the Code in their day-to-day activities at the Company. Compliance with the Code shall be a condition of employment or continued affiliation with the Company and conduct not in accordance herewith shall constitute grounds for sanctions (including, without limitation, reprimands, restrictions on activities, disgorgement, termination of employment, or removal from office). Each Employee shall sign the acknowledgement form attached to the Code of Ethics as Exhibit A indicating his or her receipt and understanding of, and agreement to comply with this Code. Such signed acknowledgement should be returned to the CCO and may be submitted electronically.

B.	Standards of Conduct

1.	Employee Conduct

The following general principles should guide the individual conduct of each Employee:

•	Employees will not take any action that will violate any applicable laws or regulations, including all federal securities laws;
•	Employees will adhere to the highest standards of ethical conduct;

•	Employees will maintain the confidentiality of all information obtained in the course of employment with the Company;
•	Employees will bring any issues reasonably believed to place the Company at risk to the attention of the CCO;
•	Employees will not abuse or misappropriate the Company’s or any Client assets or use them for personal gain;
•	Employees will disclose any activities that may create an actual or potential conflict of interest between the Employee, the Company, and/or any Client;
•	Employees will deal fairly with Clients and other Employees and will not abuse their position of trust and responsibility with Clients or otherwise take inappropriate advantage of his or her position with the Company;
•	Employees will comply with the Code of Ethics.

2.	Falsification or Alteration of Records

Falsifying or altering records or reports of the Company, preparing records or reports that do not accurately or adequately reflect the underlying transactions or activities of the Company or its Clients, or knowingly approving such conduct is prohibited. Examples of prohibited financial or accounting practices include:

•	Making false or inaccurate entries or statements in any Company or Client books, records, or reports that intentionally hide or misrepresent the true nature of a transaction or activity;
•	Manipulating books, records, or reports for personal gain;
•	Failing to maintain required books and records that completely, accurately, and timely reflect all business transactions;
•	Maintaining any undisclosed or unrecorded Company or Client funds or assets;
•	Using funds for a purpose other than the described purpose;
•	Making a payment or approving a receipt with the understanding that the funds will be, or have been, used for a purpose other than what is described in the record of the transaction.

3.	Competition and Fair Dealing

The Company seeks to outperform its competition fairly and honestly. The Company seeks competitive advantages through superior performance, not through unethical or illegal business practices. Stealing proprietary information, possessing trade secret information obtained without the owner’s consent, or inducing such disclosures by past or present Employees of other companies is prohibited. Each Employee should endeavor to respect the rights of and deal fairly with the Company’s Clients, vendors, service providers, suppliers, and competitors. No Employee should take unfair advantage of anyone through manipulation, concealment, abuse of privileged information, misrepresentation of material facts, or any other intentional unfair dealing practice. Employees should not falsely disparage or make unfair negative comments about its competitors or their products and services. Negative public statements concerning the conduct or performance of any former Employee of the Company should also be avoided.

C.	Prohibition against Insider Trading

1.	Company Policy

Investment advisers and their employees often have access to material information about a public company that has not been publicly disseminated. Federal and state securities laws generally make it unlawful for any person to trade in securities of a publicly-traded issuer while in possession of material, non-public information concerning such issuer or its securities. It is also unlawful to pass material, non-public information to others (a practice known as “tipping”). The persons covered by these restrictions are not only “insiders” of publicly-traded issuers, but also any other person who, under certain circumstances, learns of material, non-public information about an issuer, such as attorneys, investment banking analysts, and investment managers.

Violations of these restrictions may have severe consequences for both the Company and its Employees. Trading on material, non-public information or communicating such information to others is punishable by imprisonment and criminal fines. In addition, employers may be subjected to liability for insider trading or tipping by Employees. Broker-dealers and investment advisers may be held liable for failing to take measures to deter securities laws violations where such failure is found to have substantially contributed to or permitted a violation.

In light of these rules, the Company has adopted the general policy, applicable to all Employees that an Employee may not trade in any Client or personal account in the securities of any publicly-traded issuer about which the Employee possesses material, non-public information, nor “tip” others about such information.

The laws of insider trading are continuously changing. Employees may legitimately be uncertain about the application of the rules contained in this Code of Ethics in a particular circumstance. Often, a single question can forestall disciplinary action or complex legal problems. Employees should notify the CCO immediately if they have any questions as to the propriety of any actions or about the policies and procedures contained herein.

2.	Explanation of Insider Trading

The elements of insider trading and the penalties for such unlawful conduct are discussed below. If any Employee has any questions they should consult the CCO.

i.	What is Material Information?

“Material information” is defined generally as information for which there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, or information that is reasonably certain to have a substantial effect on the price of a company’s securities. Information that should be considered material includes, but is not limited to:

•	business combinations (such as mergers or joint ventures),

•	changes in financial results,
•	changes in dividend policy,
•	changes in earnings estimates,
•	significant litigation exposure,
•	new product or service announcements,
•	private securities offerings,
•	plans for recapitalization,
•	repurchase of shares or other reorganization plans,
•	antitrust charges,
•	labor disputes,
•	pending large commercial or government contracts,
•	significant shifts in operating or financial circumstances (such as major write-offs and strikes at major plants), and
•	extraordinary business or management developments (such as key personnel changes).

Material information also may relate to the market for a company’s securities. Information about a significant order to purchase or sell securities may, in some contexts, be material. Prepublication information regarding reports in the financial press also may be material. For example, the United States Supreme Court upheld the criminal convictions of insider trading defendants who capitalized on prepublication information from The Wall Street Journal’s “Heard on the Street” column.

No simple test exists to determine when information is material; assessments of materiality involve a highly fact-specific inquiry. If an Employee is in receipt of non-public information that they believe is not material, they should confirm such determination with the CCO.

ii.	What is Non-Public Information?

Information is non-public until it has been effectively communicated to the market place. One must be able to point to some fact to show that the information is generally public. For example, information found in a report publicly filed with the SEC, or appearing in Dow Jones, Reuters Economic Services, The Wall Street Journal or other publications of general circulation would be considered public.

If the information is not available in the general media or in a public filing, it should be treated as non-public. If an Employee is uncertain whether or not information is non-public, they should contact the CCO.

iii.	Specific Sources of Material Non-Public Information

Below is a list of potential sources of material, non-public information that Employees of the Company may periodically access. If an Employee accesses or utilizes any of these sources of information, whether in connection with their employment duties or otherwise, they should be particularly sensitive to the possibility of receiving material non-public information about a publicly-traded company, and immediately notify the CCO if they feel that they have received material non-public information. This list is provided for general guidance and is not an exclusive list of all possible sources of material non-public information.

iv.	Contacts with Public Companies

Contacts with public companies represent an important part of the Company’s research efforts. The Company may make investment decisions on the basis of conclusions formed through such contacts and analysis of publicly-available information.

Employees must be especially alert to the potential for access to sensitive information during such contacts. Information received from company representatives during a conference call that is open to the investment community is public. The disclosure of this type of information is covered by SEC Regulation FD.

Difficult legal issues arise, however, when, in the course of contacts with public companies, Employees become aware of material, non-public information. This could happen, for example, if a company’s Chief Financial Officer prematurely discloses quarterly results to an analyst, or an investor relations representative makes a selective disclosure of adverse news to a handful of investors. In such situations, the Company must make a judgment as to its further conduct. To protect themselves, the Company, and its Clients, Employees should contact the CCO immediately if they believe that they may have received material, non-public information.

All calls or meetings with any employee of a public company must be reported to the CCO prior to the meeting. To the extent that any meeting or contact is not open to the investment community, the CCO may require that Employees issue a standard notification at the beginning of the meeting that they do not wish to receive non-public information. The CCO will maintain a list of all Company contacts with public companies.

v.	Contacts with Research Consultants

Employees may wish to engage the services of a third party research firms (a “Consulting Service”), to assist in their research efforts. Generally, such Consulting Services provide access to experts (each a “Consultant”) across a variety of industries and disciplines. Employees must be especially alert to the potential for access to material non-public or confidential information during such contacts.

Any engagement of a new Consulting Service or Consultant must be pre-approved by the CCO via Exhibit I. In addition, Employees must notify the CCO prior to each contact (whether a call or meeting) with any previously approved Consultant. The CCO will maintain a list of all Company contacts with Consultants.

The following guidelines apply to all Employee contacts with Consulting Services and Consultants:

•	Prior to any conversation with a Consultant, Employees must remind or inform such Consultant that (i) the Company invests in publicly-traded securities and (ii) neither the Company nor the Employee wish to receive material, non-public information or confidential information that the Consultant is under a duty, legal or otherwise, not to disclose;
•	The Consultant must acknowledge that he or she is unaware of any conflict with any law, regulation or duty owed to any person or entity that may arise by providing the Company or its Employees with his or her services, or inform the Employee or the Company otherwise;
•	If a Consultant inadvertently discloses material non-public information regarding any company, the Employee must contact the CCO immediately, who will determine if the company must be added to the Restricted List;
•	The CCO may chaperone calls with Consultants;
•	Employees may not discuss any company (public or private) with which a Consultant is affiliated, including but not limited to a director, trustee, officer, employee or any other known affiliation;
•	Employees are reminded of their non-disclosure obligations regarding Company information contained in the Company’s Code of Ethics.

vi.	Tender Offers

Tender offers represent a particular concern in the law of insider trading for two reasons. First, tender offer activity often produces extraordinary volatility in the price of the target company’s securities. Trading during this time period is more likely to attract regulatory attention (and produces a disproportionate percentage of insider trading cases). Second, the SEC has adopted a rule that expressly forbids trading and “tipping” while in possession of material, non-public information regarding a tender offer received from the tender offeror, the target company, or anyone acting on behalf of either. Employees should exercise particular caution any time they become aware of non-public information relating to a tender offer.

vii.	Bank Debt

The Company may wish to invest in the bank debt of a public issuer. Investors in bank debt are often privy to material non-public information provided to lenders and investors. Should an Employee decide to access private information of a bank debt issuer, they should notify the CCO immediately. Even if they decide to not access such information, they should exercise caution as there is a heightened risk of inadvertent exposure to private information when investing in bank debt.

viii.	Directorships and Committee Memberships

An Employee of the Company may be a member of the board of directors, creditor’s committee or similar committee, group or informal organization of credit holders, or have similar status with a public issuer. Any such memberships must be reported to the CCO immediately by completing Outside Activities questionnaire attached hereto as Exhibit B.

ix.	Confidentiality Agreements

The Company may enter into confidentiality agreements with issuers, their representatives, or third party firms relating to the evaluation of a potential transaction in an issuer’s securities. All confidentiality agreements must be approved by the CCO prior to execution. Confidentiality agreements generally require the Company to maintain information received thereunder in confidence, but may also contain other provisions such as restrictions on trading, restrictions on use of the information or a requirement to destroy or return such information. Employees should be particularly sensitive to information they receive pursuant to a confidentiality agreement as such information is likely to be material non-public information. Employees should also be knowledgeable regarding any restrictions or representations with respect to such information contained in a confidentiality agreement so as to avoid a breach thereunder. If an Employee is uncertain as to their rights and obligations under a confidentiality agreement, they should contact the CCO.

x.	“PIPE” Transactions

Private investments in public companies (“PIPEs”) involve the issuance of unregistered securities in publicly traded companies. Before PIPE investors can publicly trade the unregistered securities, the issuer must file, and the SEC must declare effective, a resale registration statement. To compensate investors for this temporary illiquidity, PIPE issuers customarily offer the securities at a discount to market price. Advance news of a PIPE offering may be material non-public information since the announcement typically precipitates a decline in the price of a PIPE issuer’s securities due to the dilutive effect of the offering and the PIPE shares being issued at a discount to the then prevailing market price of the issuer’s stock. The Employees should notify the CCO immediately and exercise particular caution any time they become aware of non-public information relating to a PIPE offering.

xi.	Market Rumors

Creating or spreading a rumor that is known to be untrue with the intent of affecting the market price of a security could constitute an unlawful attempt to manipulate market prices and should be avoided at all times. In addition, making investment decisions or otherwise acting on information received as a market rumor can carry significant risk for the Company and the Employee, given the inherent lack of certainty that a market rumor is accurate and/or does not constitute material non-public information. Employees should contact the CCO prior to acting on or sharing any information received as a market rumor.

xii.	Penalties for Insider Trading

Employees may face severe penalties if they trade securities while in possession of material, non-public information, or if they improperly communicate non-public information to others. The consequences of illegal insider trading may include:

•	The Company may terminate their employment;
•	They may be subject to criminal sanctions which may include a fine of up to $5,000,000 per offense and/or up to twenty years imprisonment;
•	The SEC can recover Employees’ profits gained or losses avoided through illegal trading, and a penalty of up to three times the profit from the illegal trades;
•	The SEC may issue an order permanently barring Employees from the securities industry;
•	Employees may be sued by investors seeking to recover damages for insider trading violations.
•	Civil penalties of up to the greater of $1 million or three times the amount of profits gained or losses avoided by an Employee; and
•	Restrictions on the Company’s ability to conduct certain of its business activities.

Insider trading laws provide for penalties for “controlling persons” of individuals who commit insider trading. Accordingly, under certain circumstances, a supervisor of an Employee who is found liable for insider trading may also be subject to penalties.

3.	Compliance Procedures

The following procedures have been established to aid Employees in addressing situations where they have access to material non-public information relating to any company. Each Employee must follow these procedures or risk serious sanctions, including dismissal, substantial personal liability, and criminal penalties.

i.	Identifying Material Non-public Information

Before executing any trade for themselves or others, including Client accounts, Employees must determine whether they have access to material, non-public information. Employees should ask themselves the following questions:

•	Is the information material? Is this information that an investor would consider important in making his or her investment decisions? Is this information that would substantially affect the market price of the securities if disclosed?
•	Is the information non-public? To whom has this information been provided? Has the information been effectively communicated to the marketplace by appearing in publications of general circulation? Is the information already available to a significant number of other traders in the market?

If after consideration of the foregoing Employees believe that the information is material and non-public, or if they have questions as to whether the information is material and non-public, they should take the following steps:

•	Report the matter immediately to the CCO;
•	Do not purchase or sell the securities on behalf of themselves or others, including any Client account;
•	Do not communicate the information within or outside of the Company other than to the CCO and other persons who “need to know” such information in order to perform their job responsibilities at the Company.

Upon the determination by the CCO that the information received is material and non-public, Employees should complete a Restricted List Addition Form in the form of Exhibit F and return it to the CCO. The CCO will promptly add the name to the Company Restricted List (defined below).

ii.	Restricted List

Receipt by the Company or an Employee of material non-public information, as well as certain transactions in which the Company may engage, may require, for either business or legal reasons, that Client accounts or personal accounts of Employees do not trade in the subject securities for specified time periods. Any such security will be designated as “restricted.” The CCO will determine which securities are restricted and will maintain a list (the “Restricted List”) of such securities. The CCO will periodically disseminate the Restricted List to all Employees as it is updated. No Employee may engage in any trading activity, whether for a Client account or a personal account, with respect to a security while it is on the Restricted List. Restrictions with regard to designated securities are also considered to extend to options, rights or warrants relating to those securities and any securities convertible into those securities.

The CCO will be responsible for determining whether to remove a particular company from the Restricted List. The Employee requesting the removal of an issuer from the Restricted List shall complete a Restricted List Deletion Form in the form of Exhibit G and return it to the CCO.

The Restricted List is confidential and may not be disseminated outside the Company.

a.	Confidentiality of Material Non-Public Information

(a)	Communications

Information in Employees’ possession that they identify as material and non-public may not be communicated to anyone, including any person within the Company other than the CCO and those persons who “need to know” such information in order to perform their job responsibilities at the Company.

(b)	Information Handling

Employees should take all appropriate actions to safeguard any material, non-public information in their possession. Care should be taken that such information is secure at all times. For example, Employees should not leave documents or papers containing material, non-public information on their desks or otherwise for people to see; access to files containing material, non-public information and computer files containing such information should be restricted; and conversations containing such information, if appropriate at all, should be conducted in private.

An Employee may not make unauthorized copies of material, non-public information. Additionally, Employees must ensure the disposal of any material, non-public information in their possession is authorized (for example, material, nonpublic information obtained pursuant to a confidentiality agreement may be required to be returned in certain circumstances). Upon termination of their employment with the Company, Employees must return to the Company any material, non-public information (and all copies thereof in any media) in their possession or under their control.

D.	Personal Securities Transactions

1.	General

The Company has adopted the following general principles governing personal investment activities by Company personnel:

•	the interests of Client accounts will be placed in front of any Employee personal transaction. Appropriate investment opportunities must be made for the Company’s Clients before the Company or any Employee may act on them; and
•	all personal securities transactions will be conducted in such a manner as to avoid any actual, potential or perceived conflicts of interest or abuse of an individual’s position of trust and responsibility.

2.	Pre-Clearance Procedures

Employees must obtain approval from the CCO prior to executing a transaction in any security that requires pre-clearance under this policy, i.e., initial public offerings and private placements, by submitting a pre-clearance form in the form of Exhibit H. All approved securities transactions must be executed within 7 days that the pre-clearance is obtained. Post-approval of personal securities transactions is not permitted.

Actions that occur without the direction of the Employee will be exempt from any restrictions contained in this policy (option expiration, called bond, converted security, etc.).

The securities below are also exempt from any restrictions of this policy:

•	Money-market funds;
•	Open-end mutual funds;

•	Exchange traded funds;
•	Bankers acceptances, bank CDs, commercial paper and high quality short-term debt instruments;
•	Unit investment trusts;
•	Brokerage certificates of deposit;
•	Direct obligations of the U.S. government (U.S. Treasury securities);
•	Transactions through an established Automatic Investment Plan;

Automatic Investment Plan means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An Automatic Investment plan includes a dividend reinvestment plan (DRIP).

3.	Restricted List

No Employee personal securities transactions will be permitted in any security that is currently on the Company’s Restricted List. All Employee personal securities transactions are subject to monitoring in order to ascertain any pattern of conduct which may evidence use of material non-public information obtained in the course of their employment.

4.	Participation in IPOs, Secondary Offerings and Private Placements

No Employee may acquire any security in an initial public offering (IPO) or secondary public offering without the prior approval of the CCO.

5.	Private Placements

Private placements of any kind (including, but not limited to, limited partnership investments, limited liability companies, hedge funds, private equity funds, PIPEs, real estate, oil and gas partnerships and venture capital investments) may only be acquired with pre-approval of the CCO, and, if approved, will be subject to monitoring for possible future conflicts. A request for approval of a private placement must be submitted in advance of the proposed date of investment by completing an Outside Activities disclosure Form attached hereto in Exhibit B.

6.	Blackout Period and Prohibition against Front Running

The Company has established a policy that its Employees shall not execute a personal transaction in a security if an order for a Client account for the same security remains unexecuted. Such restriction shall be effective for three trading days before and after any such Client account.

Information regarding Client trading must not be used in any way to influence trades in personal accounts or in other accounts of the Client, including those of other Employees. Trading ahead of a Client’s order is known as “front-running” and is prohibited.

Each Employee is prohibited from buying or selling for either a Client account or an Employee personal account (i) an option while in possession of non-public information concerning a block transaction by a Client account in the underlying stock, or (ii) an underlying security while in possession of non-public information concerning a block transaction by a Client account in an option covering that security (the “inter-market front running”). This prohibition extends to trading in stock index options and stock index futures while in possession of non-public information concerning a block transaction in a component stock of an index.

7.	Miscellaneous Restrictions

Employees are prohibited from selling any security short that is owned by any client of the Firm, except for short sales “against the box”.

Securities held in Client accounts may not be purchased and sold, or sold and repurchased, within 30 calendar days by Employees. The CCO may, for good cause shown, permit a short-term trade.

8.	Disclosure of Brokerage Accounts

Each Employee must disclose all brokerage accounts in which an Employee holds a beneficial interest within ten days after becoming an Employee and thereafter upon establishing any new brokerage account. This disclosure is made through Exhibit C.

Additionally, Employees holding beneficial interests in Reportable Brokerage Accounts must abide by the requirements in Section II.D.9., Investment Disclosure for Reportable Brokerage Accounts. For purposes of this Code, Reportable Brokerage Accounts include any personal brokerage account over which the Employee has (a) control or discretionary trading authority and (b) the capability to hold or trade Reportable Securities as defined in SEC Rule 204A-1. (Reportable Securities include, but are not limited to, individual securities such as stocks, bonds and options.1)

i.	Brokerage Accounts that are not Reportable Brokerage Accounts

a.	Managed Accounts

An Employee will be exempted from the “Pre-Clearance Procedures” procedures under Section II.D.2. and Investment Disclosure for Reportable Brokerage Accounts procedures under Section II.D.9. of this Code with respect to any account over which the Employee has no discretionary trading authority (i.e. no direct or indirect influence, or power to control or influence investment decisions in the account) (the “Managed Account”). However, the Employee will still be required to disclose the existence of the Managed Account via Exhibit C. A Managed Account is an account that meets the following criteria:

•	the account is managed by a third party investment manager (i.e., financial planner or wealth manager or trustee) that is an independent unaffiliated professional; and

[1]	“Reportable Security” means a security as defined in section 202(a)(18) of the Advisers Act, except that it does not include: (i) Direct obligations of the Government of the United States; (ii) Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; (iii) Shares issued by money market funds; (iv) Shares issued by open-end funds other than reportable funds; and (v) Shares issued by unit investment trusts that are invested exclusively in one or more open-end funds, none of which are reportable funds.

•	the Employee has no direct or indirect influence or power to control or influence investment decisions in the account, including: (a) suggesting purchases or sales of investments to the trustee or third-party discretionary manager; (b) directing purchases or sales of investments; or (b) consulting with the trustee or third-party discretionary manager as to the particular allocation of investments to be made in the account.

However, Employees will be required to provide reports of holdings and/or transactions (including, but not limited to, duplicate account statements and trade confirmations) made in the Employee’s Managed Accounts at the request of the CCO.

b.	Accounts that Cannot Contain Reportable Securities

An Employee will be exempted from the “Pre-Clearance Procedures” procedures under Section II.D.2. and Investment Disclosure for Reportable Brokerage Accounts procedures under Section II.D.9. of this Code with respect to an account that is unable to hold Reportable Securities. However, the Employee will still be required to disclose the existence of the brokerage account via Exhibit C. Reportable Securities include individual securities such as stocks, bonds and options, but they do not include securities such as open-ended mutual funds. (Please see footnote 1 for the full definition of Reportable Securities.)

However, Employees will be required to provide reports of holdings and/or transactions (including, but not limited to, duplicate account statements and trade confirmations) made in the Employee’s brokerage accounts at the request of the CCO.

9.	Investment Disclosure for Reportable Brokerage Accounts

i.	Holdings Reports

All Employees must certify their personal securities holdings via the Initial Holdings Report in the form of Exhibit D within ten days after first becoming an Employee. The information contained in the Initial Holdings Report must be current as of a date no more than 45 days prior to the date the person becomes an Employee.

Additionally, Employees must submit an Annual Holdings Report in the form of Exhibit D by January 31 of each year, provided, however, that an Employee need not submit an Annual Holdings Report if the information reported therein would be duplicative of information contained in broker trade confirmations, notices or advices or account statements received by the Company. The information contained in the Annual Holdings Report must be current as of a date no more than 45 days prior to the date the Annual Holdings Report is submitted.

A report must be submitted even if no purchases or sales of securities were made during the period covered by the report.

ii.	Transactions Reports

Employees must file a written or electronic Quarterly Transaction Report in the form of Exhibit E within 30 days after the end of each calendar quarter that identifies all transactions made during the quarter, provided, however, that an Employee need not submit a Quarterly Trade Report if the information reported therein would be duplicative of information contained in broker trade confirmations, notices or advices or account statements received by the Company.

A Quarterly Trade Report must be submitted even if no purchases or sales of securities were made during the period covered by the report.

10.	Review

The CCO shall be responsible for (i) notifying Employees of their reporting obligations under this Code and (ii) reviewing the reports submitted by each Employee under this Code. The CCO may assign the review of Employee reports to a designee, however, no person shall be allowed to review or approve his or her own reports, and reports shall be reviewed by the CCO or other officer who is senior to the person submitting the report. The CCO shall maintain records of all reports filed pursuant to these procedures.

All Employee personal securities transactions are subject to monitoring in order to ascertain any patterns of conduct which may evidence conflicts with the principles of this Code, including patterns of front-running or other inappropriate behavior.

E.	Conflicts of Interest

1.	General

Under Section 206 of the Advisers Act, the duty of the Company to refrain from fraudulent conduct includes an obligation to disclose material facts whenever the failure to do so would defraud any client and prospective client. The Company’s duty to disclose material facts is particularly pertinent whenever the Company is in a situation involving a conflict or potential conflict of interest with a client or prospective client. The type of disclosure required by the Company in such a situation will depend upon all the facts and circumstances, but as a general matter, the Company must disclose all material facts regarding the potential conflict of interest so that clients and prospective clients can make informed decisions whether to enter into or continue an advisory relationship with the Company or whether to take some action to protect himself against the specific conflict of interest involved.

2.	Investment Conflicts

Employees who are planning to invest in or make a recommendation to invest in a security for any Client, and who have a material interest in the security or a related security, must first disclose such interest to the CCO. The CCO shall conduct an independent review of the recommendation to purchase the security for Clients and written evidence of such review shall be maintained by the CCO. Employees shall not fail to timely recommend a suitable security to, or purchase or sell a suitable security for, a Client in order to avoid an actual or apparent conflict with a personal transaction in a security.

3.	Prohibited Conduct with Clients

It is a violation of an Employee’s duty of loyalty to the Company and its Clients for any Employee, without the prior written consent of the CCO, to:

•	rebate, directly or indirectly, to any person, firm, corporation or association, other than the Company, compensation of any nature as a bonus, commission, fee, gratuity or other consideration in connection with any transaction on behalf of the Company or a Client account;
•	accept, directly or indirectly, from any person, firm, corporation or association, other than the Company, compensation of any nature as a bonus, commission, fee, gratuity or other consideration in connection with any transaction on behalf of the Company or a Client account;
•	own any stock or have, directly or indirectly, any financial interest in any other organization engaged in any securities, financial or related business, except for a minority stock ownership or other financial interest in any business which is publicly-owned; or
•	borrow money from any of the Company’s suppliers or Clients; provided, however, that (i) the receipt of credit on customary terms in connection with the purchase of goods or services is not considered to be a borrowing within the foregoing prohibition and (ii) the acceptance of loans from banks or other financial institutions on customary terms to finance proper and usual activities, such as home mortgage loans, is permitted except where prohibited by law.

4.	Outside Activities of Employees

i.	Policy

Employees are expected to devote their full professional time and efforts to the business of the Company and to avoid any activities that could present actual or perceived conflicts of interest.

Employees must obtain prior approval from the CCO for any outside activity that involves:

•	a time commitment that would prevent them from performing their duties for the Company;
•	accepting a second job or part-time job of any kind or engaging in any other business outside of the Company;

•	active participation in any business in the financial services industry or otherwise in competition with the Company;
•	teaching assignments, lectures, public speaking, publication of articles, or radio or television appearances, or
•	serving as a director, officer, general partner or trustee of, or as a consultant to, any business, corporation or partnership, including family owned businesses, and charitable, non-profit, and political organizations.

Employees may not serve on the board of any company whose securities are publicly traded, or of any company in which the Company or any Client account owns securities, without the prior approval of the CCO. If such approval is granted, it may be subject to the implementation of appropriate procedures to isolate investment personnel serving as directors from making investment decisions concerning the company in question for a Client account managed by the Company.

5.	Compliance Procedures

All outside activities conducted by an Employee must be approved prior to participation by the CCO by completing and submitting an Outside Business Activities questionnaire attached hereto as Exhibit B.

The CCO may require full details concerning the outside activity including the number of hours involved and any compensation to be received. In addition, in connection with any approval of an outside activity, such approval may, at the discretion of the CCO, be subject to certain conditions deemed necessary or appropriate to protect the interests of the Company or any Client.

In addition, to the extent that the Company files a Form U-4 for an Employee seeking to engage in an outside business activity, the Form U-4 may need to be updated to reflect the activity. Please see Section III.H. for additional policies relating to the Form U-4.

F.	Confidentiality and Privacy Policies

1.	Company Information

The protection of confidential business information is vital to the interests and the success of the Company. Employees may not disclose to third parties, or use for their own personal benefit, any information regarding:

•	Advice by the Company to its Clients;
•	Securities or other investment positions held by the Company or its Clients;
•	Transactions on behalf of the Company or its Clients;
•	The name, address or other personal identification information of Clients or investors;
•	Personal financial information of Clients or investors, such as annual income, net worth or account information;

•	Investment and trading systems, models, processes and techniques used by the Company;
•	Company business records, Client files, personnel information, financial information, Client agreements, supplier agreements, leases, software, licenses, other agreements, computer files, business plans, analyses;
•	Any other non-public information or data furnished to the Employee by the Company or any Client or investor in connection with the business of the Company or such Client or investor; or
•	Any other information identified as confidential or which the Employee may otherwise be obligated to keep confidential.

The information described above is the property of the Company and should be kept strictly confidential. Employees may not disclose any such information to any third party without the permission of the CCO or another authorized officer of the Company, except for a purpose properly related to the business of the Company or a Client of the Company (such as to a Client’s independent accountants or administrator) or as required by law.

2.	Client Information and Privacy Policy

The Company is required by federal regulations to adopt certain procedures designed to protect all Client confidential and nonpublic information and to safeguard personal information contained in both paper and electronic records. The following policy (the “Privacy Policy”) is designed to meet the standards set forth in the federal regulations. For purposes of this Privacy Policy, the term Client includes, where appropriate, investors in Funds managed by the Company.

i.	Implementation

The Company is committed to (i) safekeeping personal information collected from potential, current and former Clients and (ii) safeguarding against the unauthorized acquisition or use of unencrypted data or encrypted electronic data regarding each Client. The proper handling of personal information is one of the Company’s highest priorities.

To this end, the CCO has been designated to implement, maintain, review and revise, as necessary, a comprehensive information security program. The primary objectives for the CCO are to identify and assess any and all reasonably foreseeable internal and external risks to the security, confidentiality and/or integrity of any electronic, paper or other records containing personal information, and to evaluate and improve, where necessary, the effectiveness of current safeguards for limiting such risks. To this end, the Company

•	employs ongoing Employee training,
•	sets policy for Employees relating to the storage, access and transportation of Client records and personal information,
•	reviews the scope of security measures at least annually,
•	reasonably monitors its information systems, including for unauthorized use or access, and

•	reasonably reviews and tests electronic encryption and other elements of its computer security system (including its secure user authentication protocols, secure access control measures and system security agent software).

The CCO reviews all contractual relationships with third party service providers engaged by the Company to ensure adequate protections are in place with respect to the safeguarding of personal information.

ii.	Client Information

The Company collects and keeps only such information that is necessary for it to provide the services requested by its Clients and to administer its Clients’ business with the Company. For instance, the Company may collect nonpublic personal information (such as name, address, social security number, assets, income, net worth, copies of financial documents and other information deemed necessary to evaluate the Client’s financial needs) from Clients when they complete a subscription or other form. The Company may also collect nonpublic personal information from Clients or potential clients as a result of transactions with the Company, its affiliates, its Clients or others (such information to include information received from outside vendors to complete transactions or to effect financial goals).

iii.	Sharing Information

The Company only shares the nonpublic personal information of its Clients with unaffiliated entities or individuals (i) as permitted by law and as required to provide services to the Company’s Clients, such as with representatives within our firm, securities clearing firms, insurance companies and other services providers of the Company, or (ii) to comply with legal or regulatory requirements. The Company may also disclose nonpublic personal information to another financial services provider in connection with the transfer of an account to such financial services provider. Further, in the normal course of business, the Company may disclose information it collects about Clients to entities or individuals that contract with the Company to perform servicing functions such as recordkeeping or computer-related services. Finally, the Company may make good faith disclosure of the nonpublic personal information of its Clients to regulators who have regulatory authority over the Company.

Companies hired to provide support services to the Company are not allowed to use personal information for their own purposes and are contractually obligated to maintain strict confidentiality. When the Company provides personal information to service providers, it requires these providers to agree to safeguard such information, to use the information only for the intended purpose and to abide by applicable law.

The Company does not (x) provide personally identifiable information to mailing list vendors or solicitors for any purpose or (y) sell information relating to its Clients to any outside third parties.

iv.	Employee Access to Information

Only Employees with a valid business reason have access to Clients’ personal information. These Employees are educated on the importance of maintaining the confidentiality and security of such information and are required to abide by the Company’s information handling practices. The Company employs reasonable procedures to prevent terminated Employees from accessing records containing personal information.

v.	Protection of Information

The Company maintains security standards to protect Clients’ information, whether written, spoken, or electronic. To that end, the Company restricts access to nonpublic personal information to Company personnel who need to know such information in order to provide services to Clients. All electronic or computer files containing such information is password secured and firewall protected from access by unauthorized persons. The Company periodically updates and checks its systems to ensure the protection and integrity of information.

The Company also maintains reasonable restrictions upon physical access to records containing personal information, and stores such records in secure facilities.

vi.	Maintaining Accurate Information

The Company’s goal is to maintain accurate, up to date Client records in accordance with industry standards. The Company has procedures in place to keep information current and complete (including the timely correction of inaccurate information).

vii.	E-Mail

Should a Client send the Company a question or comment via e-mail, the Company will share the Client’s correspondence only with those Employees or agents most capable of addressing the Client’s question or concern. All written communications pertaining to such question or comment will be retained by the Company until such time as the Company believes (in its good faith judgment) that it has provided the Client with a complete and satisfactory response. After that time, the Company may archive it according to the requirements of applicable securities laws.

Please note that, unless expressly advised otherwise, the Company’s e-mail facilities do not provide means for completely secure and private communications. Although every attempt will be made to keep Client information confidential, from a technical standpoint, there is still a risk. For that reason, please do not use e-mail to communicate information to the Company that is considered to be confidential. If the Client wishes, communications with the Company may be conducted via telephone or by facsimile. Additional security is available to Clients if they equip their Internet browser with 128-bit “secure socket layer” encryption, which provides more secure transmissions.

viii.	Disclosure of Privacy Policy

The Company recognizes and respects the privacy concerns of its potential, current and former Clients. The Company is committed to safeguarding this information. As a member of the financial services industry, the Company provides this Privacy Policy for informational purposes to Clients and Employees and will distribute and update it as required by law. The Privacy Policy is also available upon request.

ix.	Violations

The Company imposes reasonable disciplinary measures, which may include termination, for violations of its Privacy Policy.

Exhibit A

Employee Annual Acknowledgement Form

The undersigned Employee of Felicitas Global Partners, LLC (the “Company”) acknowledges having received and read a copy of the Code of Ethics and Code of Ethics, (the “Code of Ethics”). The Employee understands that observance of the policies and procedures contained in the Code of Ethics is a material condition of the Employee’s employment by the Company and that any violation of any of such policies and procedures by the Employee will be grounds for immediate termination by the Company.

By the signature below, the Employee agrees to abide by the policies and procedures described in the Code of Ethics, and affirms that the Employee has not previously violated such policies or procedures and has reported all securities transactions for his reportable personal account(s) in the most recent calendar year as required by the Code of Ethics.

Employee Name:

Employee Signature:	Date:

Exhibit B

Outside Activities of Current Employees

All employees are required to devote their full time and efforts to the business of the Company. In addition, no person may make use of his or her position as an employee, make use of information acquired during employment, or make personal investments in a manner that may create a conflict, or the appearance of a conflict, between the employee’s personal interests and the interests of the Company.

To assist in ensuring that such conflicts are avoided, an employee must obtain the written approval of the CCO prior to:

•	Serving as a director, officer, general partner or trustee of, or as a consultant to, any business, corporation or partnership, including family owned businesses, including charitable, non-profit organizations.
•	Accepting a second job or part-time job of any kind or engaging in any other business outside of the Company.
•	Acting, or representing that the employee is acting, as agent for a firm in any investment banking matter or as a consultant or finder.
•	Making a private investment.
•	Obtaining a controlling interest in any company or entity.
•	Forming or participating in any stockholders’ or creditors’ committee (other than on behalf of the Company) that purports to represent security holders or claimants in connection with a bankruptcy or distressed situation or in making demands for changes in the management or policies of any firm, or becoming actively involved in a proxy contest.
•	Receiving compensation of any nature, directly or indirectly, from any person, firm, corporation, estate, trust or association, other than the Company, whether as a fee, commission, bonus or other consideration such as stock, options or warrants.

Every employee is required to complete the attached disclosure form and have the form approved by the CCO prior to serving in any of the capacities or making any of the investments described heretofore. In addition, an employee must advise the Company if the employee is or believes that he or she may become a participant, either as a plaintiff, defendant or witness, in any litigation or arbitration.

Complete the information below regarding all Outside Business Activities, as described above.

_______________________________________

Name of Employee

Section A.     GENERAL (All employees must complete all questions in Section A.)

1.	❑ Yes	❑ No	I am seeking approval to become a director, officer, general partner, sole proprietor or employee of, or a consultant or contributor to, an organization or entity other than the Company or any of its affiliates. If yes, complete only Sections B and H.

2.	❑ Yes	❑ No	I am seeking approval to serve or to agree to serve in a fiduciary capacity as an administrator, conservator, executor, guardian or trustee. If yes, complete only Sections C and H.

3.	❑ Yes	❑ No	I am seeking approval to make a private investment in an organization or entity. If yes, complete only Sections D and H.

4.	❑ Yes	❑ No	I am seeking approval to purchase a controlling interest in an organization or entity. If yes, complete only Sections E and H.

5.	❑ Yes	❑ No	I am seeking approval to serve or to participate in a security holders’ or creditors’ committee or to become actively involved in a proxy contest seeking a change in the management or control of an organization or entity. If yes, complete only Sections F and H.

6.	❑ Yes	❑ No	I anticipate becoming involved or participating in an arbitration or litigation, either as a plaintiff, defendant or witness. If yes, complete only Sections G and H.

Section B.     EMPLOYMENT RELATIONSHIPS AND DIRECTORSHIPS

Name of Organization or Entity:

Employee’s Position or Function:

Activity or Business of Organization or Entity:

Type and Location of Organization or Entity:

Date Association with Organization or Entity will Commence:

Hours Devoted Per Day:	During Business Hours______

During Non-Business Hours________

Annual Compensation From Organization or Entity:

Financial Interest in Organization or Entity:

To the best of your knowledge:

Does any material adverse information exist concerning the organization or entity?	❑ Yes	❑ No

Does any conflict of interest exist between any the Company or any of its affiliates?	❑ Yes	❑ No

Does the organization or entity have a business relationship with the Company or any of its affiliates?	❑ Yes	❑ No

If yes to any of the above, please provide full explanation.

 ______________________________________________________________________________________________

 ______________________________________________________________________________________________

Section C.     FIDUCIARY RELATIONSHIPS

Name of Person or Organization or Entity Employee will be Acting for:

Employee’s Fiduciary Capacity:

Basis for Appointment:
(e.g., Family Related)

Annual Compensation for Serving:

Have securities or futures accounts (other than Federal Reserve Board “Treasury Direct” accounts) been opened for the benefit of the person or organization or entity and will the employee have the authority to make investment decisions for such accounts?	❑ Yes	❑ No

If yes, please complete and attach employee securities/futures account disclosure form included in the Company’s Code of Ethics.

Section D.      PRIVATE INVESTMENTS

Name of Organization or Entity:

Type and Size of Interest:

Type and Location of Organization or Entity:

Activity or Business of Organization or Entity:

Date Interest to be Acquired:

If Equity Interest, Percentage Ownership:

Will you be receiving any selling compensation in connection with this investment?

To the best of your knowledge:

Does any material adverse information exist concerning the organization or entity?	❑ Yes	❑ No

Does any conflict of interest exist between the Company or any of its affiliates?	❑ Yes	❑ No

Does the organization or entity have a business relationship with the Company or any of its affiliates?	❑ Yes	❑ No

If yes to any of the above, please provide full explanation.

 ______________________________________________________________________________________________

 ______________________________________________________________________________________________

 ______________________________________________________________________________________________

Section E.     CONTROL INTERESTS

Name of Organization or Entity:

Type and Size of Interest:

Ownership Percentage:

Activity or Business of Organization or Entity:

Date Interest to be Acquired:

To the best of your knowledge:

Does any material adverse information exist concerning the organization or entity?	❑ Yes	❑ No

Does any conflict of interest exist between this entity and the Company or any of its affiliates?	❑ Yes	❑ No

Does the organization or entity have a business relationship with the Company or any of its affiliates?	❑ Yes	❑ No

If yes to any of the above, please provide full explanation.

 ______________________________________________________________________________________________

 ______________________________________________________________________________________________

 ______________________________________________________________________________________________

Section F.     CLAIMANT COMMITTEES/PROXY CONTESTS

Type of Committee (if applicable):

Target Organization or Entity:

Activity or Business of Organization or Entity:

Type and Location of Organization or Entity:

Employee Role or Function:

To the best of your knowledge:

Does any conflict of interest exist between this entity and the Company or any of its affiliates?	❑ Yes	❑ No

Does the organization or entity have a business relationship with the Company or any of its affiliates?	❑ Yes	❑ No

If yes to any of the above, please provide full explanation.

 ______________________________________________________________________________________________

 ______________________________________________________________________________________________

 ______________________________________________________________________________________________

 ______________________________________________________________________________________________

Section G.      ARBITRATION/LITIGATION

Employee Role:	Plaintiff	❑	Defendant	❑	Witness	❑

Title of Action:

Description of Action:

To the best of your knowledge:

Is the Company or any of its affiliates involved in or affected by this action?	❑ Yes	❑ No

Is any Company client, counterparty or vendor involved in or affected by this action?	❑ Yes	❑ No

If yes to any of the above, please provide full explanation.

 ______________________________________________________________________________________________

 ______________________________________________________________________________________________

 ______________________________________________________________________________________________

Section H.    EMPLOYEE AFFIRMATION

I affirm that the above information is accurate and complete as of the date hereof. I understand that I am under an obligation during my employment with the Company to obtain the approval of the CCO prior to engaging in outside activities or making certain investments, as more fully described in the Company policy and to advise the Company if I become or I believe I may become a participant, either as a plaintiff, defendant or witness in any litigation or arbitration. I also agree to advise the CCO promptly if the information herein changes or becomes inaccurate.

Employee Signature	Date

Section I.    COMPLIANCE OFFICER APPROVAL/NOTIFICATION

Compliance Officer Signature	Date

Compliance Officer Name

Exhibit C

Brokerage Account Disclosure Form

Every employee must disclose to the CCO any and all brokerage accounts in the name of the employee, over which the employee exercises discretion (express or in fact) or in which the employee has an interest.

Disclosure is not required for any account:

•	over which the employee has no control or discretionary trading authority (including Managed Accounts), or

•	that is limited to exempted securities such as bank certificates of deposit, open-end mutual fund shares, and Treasury obligations, and does not have discretionary brokerage capability for individual securities (e.g., 529 and 401(k) accounts).

Please check one of the following and sign below:

☐	I do not have any accounts that must be disclosed. I agree to notify the CCO prior to any such account being opened in the future.

☐	Set forth below is a complete list of all accounts that must be disclosed (use additional forms if necessary).

The CCO will be sending a letter requesting duplicate confirms and statements for each of the accounts disclosed below.

Name and Number of Account	Name and Phone Number of Organization Where
Account is Located

1
2.
3.
4.

I have read and understand the Personal Securities Trading Policies referenced in the Code of Ethics and Code of Ethics, and I agree to abide by such policies during the term of my employment.

Employee Name:

Employee Signature:	Date:	___/___ /___

Exhibit D

Employee Securities Holdings Report

As of                                                 20

Name of Company	Ticker, Symbol or CUSIP number	Type of Security (Stock, bond, option, etc.)	Holding Type (Long, Short)	Number of Shares	Principal Amount	Broker/ Account number

*Note: In lieu of listing on this form each and every security held as of the date above, you may attach as an exhibit to this document your annual statement(s) from each reportable brokerage account. Notwithstanding this accommodation, it remains your sole responsibility to ensure that the information reflected in any such statement(s) is accurate and completely discloses ALL reportable securities holdings as of the date above.

☐	I do not have any reportable brokerage accounts.

☐	I have reported above all reportable holdings in my personal brokerage accounts.

Employee Name: ___________________________

Employee Signature: ________________________ Date: ___/___ /___

Exhibit E

Employee Quarterly Transaction Report

For the calendar Quarter ending                                    , 20

With respect to securities transactions that are covered by the reporting requirement of the Company’s Code of Ethics and Code of Ethics (Please initial one of the following):

____I have not engaged in any securities transactions which must be reported.

____I have listed below all securities transactions which must be reported.

__All securities transactions which must be reported were executed in accounts for which the CCO directly receives duplicate trade confirmations and brokerage statements. I have not engaged in any other securities transactions except as disclosed therein.

Employee Name:

Employee Signature:	Date:	___/___ /___

Employee Name:_________________________ Quarter ended: _______________, 20___

Trade Date	Company or Symbol (Ticker or CUSIP)	Security Description (Stock, bond, option, etc.)	Transaction Type (Buy, Sell, Short, etc.)	Number of Shares	Price	Account/Broker

*Note - In lieu of listing each required transaction, you may attach a copy of the confirmation or account statement covering each reportable transaction for the applicable quarterly period. Notwithstanding this accommodation, it remains your sole responsibility to ensure that the required information reflected in those documents is accurate and completely discloses ALL reportable transactions during the applicable quarterly period.

Exhibit F

Restricted List – Addition Form

Restricted Entity Name:

Ticker/CUSIP:

Analyst Name:

Please list any other persons with whom you will share the information described herein:

 ______________________________________________________________________________________________

Date Added to Restricted List:       /     /

Please describe the material non-public information received:

How was the information obtained (i.e. Intralinks, in-person presentation, phone call, email, mail, etc.)?

 ______________________________________________________________________________________________

What information was obtained? (i.e. financial forecasts, earnings estimates, etc.) If forecasts or estimates were obtained, please provide time period of estimates.

 ______________________________________________________________________________________________

 ______________________________________________________________________________________________

Why did you decide to receive the material non-public information? (Please include what type of transaction we are contemplating, if applicable)

 ______________________________________________________________________________________________

 ______________________________________________________________________________________________

 ______________________________________________________________________________________________

Was the material non-public information received directly from the Restricted Entity or through an intermediary such as an investment bank? Yes:        No:

If yes, please provide name of the entity or intermediary and the name of the individual who provided the information:

 ______________________________________________________________________________________________

 ______________________________________________________________________________________________

Please list types of securities issued by the Restricted Entity (public/private, equity/debt, etc.)

 ______________________________________________________________________________________________

Do you know of any contractual restrictions on trading in the securities of the Restricted Entity while in possession of the material, non-public information (i.e. agreement not to trade for a certain period of time)?

 ______________________________________________________________________________________________

Employee Name: ______________________________________

Employee Signature: ____________________________ Date: ______________________

Exhibit G

Restricted List – Deletion Form

Restricted Entity Name: ____________________________________

Ticker/CUSIP: ________________________________

Analyst Name: ______________________________

Date Added to Restricted List: ____/____/____

Date Removed From Restricted List: ____/____/____

Please explain why the entity is being removed from the restricted list: Is the information stale? (i.e. because of the time period or events/transactions facing the company or conditions/trends facing the industry, etc.) Has the information become public? Please provide details and include any relevant press releases, company filings, etc.

 ______________________________________________________________________________________________

 ______________________________________________________________________________________________

When was the last time you received material non-public information regarding this entity?

 ______________________________________________________________________________________________

Did the firm participate in a transaction in connection with receipt of the material non-public information? Yes___ No ___ If yes, provide details __________________________________________________________

 ______________________________________________________________________________________________

Did you share the material non-public information with any person outside of the Company?

Yes ___ No ___ If yes, please explain: _______________________________________________

 ______________________________________________________________________________________________

Employee Name:__________________________

Employee Signature: ______________________                    Date: _________________

Exhibit H

Request for Pre-clearance of Personal Securities Trade

Employee ______________________

DATE	NAME OF SECURITY	ACCOUNT	# OF SHRS, PRINCIPAL AMOUNT, ETC.	APPROX PRICE	SYMBOL OR CUSIP #	PURCHASE (P) SALE (S)

The Employee submitting this request understands and specifically represents as follows:*

(a)	I have no inside information relating to the above-referenced issuer(s);
(b)	I have not had any contact or communication with the issuer(s) in the last six months;
(c)	I am not aware of any conflict of interest this transaction may cause with respect to any Client account and I am not aware of any Client account trading activity that may have occurred in the issuers of the above referenced securities during the past three trading days or that may now or in the near future be contemplated;
(d)	If approval is granted, it is only good for one day and specifically the day it was approved (e.g., expiring at midnight on the day of approval); and
(e)	The securities are not being purchased in an initial public offering or private placement.

*If for any reason an employee cannot make the above required representations or has any questions in this area, the employee MUST contact the CCO before submitting any request for approval.

☐ APPROVED

☐ DENIED

Employee Signature: ______________________ Date: ____________

Reviewed By: _______________________ Date: _____________

Exhibit I

Paid Consultant or Expert Network Pre-Approval Form

Name of Service Provider: ____________________________________

Names of Service Provider Contacts: ____________________________

Date of Review: ______________________

Background on Service Provider:

1.	What is the firm’s process with vetting their industry contacts?

o	Ensure the contacts are not prohibited by their employer from providing research

❑ Yes       ❑ No

o	Ensure the contacts participation does not violate any agreement, obligation or duty to another person (e.g., NDA, etc.) ❑ Yes ❑ No

o	Ensure the contacts do not disclose confidential information ❑ Yes ❑ No

o	Confirm their contacts do not work at the company they are covering ❑ Yes ❑ No

o	What percentage of their contacts work at public companies?

2.	Does the firm provide introductions to (or identify) industry contacts? ❑ Yes ❑ No If yes, please explain.

3.	Does the firm pay any compensation to their industry contacts? ❑ Yes ❑ No

3. What is the firm’s work product and how is it distributed (print, email, phone call, etc.)?

Note: ask for a sample.

Is there a review process in place before it is distributed to clients? ❑ Yes ❑ No If so, please describe and provide the background of the reviewer.

4. Does the firm maintain any policies and procedures with regard to material non-public information and insider trading? ❑ Yes ❑ No

If so, what are the procedures? Note: ask for the firm to provide their policy/procedures.

5. Does the firm have oversight from an in-house legal/compliance department or engage an outside law firm for a periodic compliance review of their operations?

❑ Yes ❑ No

6. Does the firm provide compliance training to its employees? ❑ Yes ❑ No If so, how often?

7. Do any firm employees have other employment? ❑ Yes ❑ No

If so, do they have an affiliation with a public company? ❑ Yes ❑ No

Please provide details on their other employers.

8. Has the firm had any investigations or lawsuits? ❑ Yes ❑ No

9. Is the firm or its employees permitted to trade on companies they provide research on? ❑ Yes ❑ No

10. Does the firm buy research from a third party? ❑ Yes ❑ No

COMPLIANCE OFFICER APPROVAL/DENIAL

❑ Approved                ❑ Denied

Signature of Compliance Officer	Date

Name of Compliance Officer